Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 (the “Report”) of Perth Mint Physical Gold ETF (the “Registrant”) as filed with the U.S. Securities and Exchange Commission on the date hereof, I, James J. Baker, the Principal Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ James J. Baker*
James J. Baker**
Chief Financial Officer
(Principal Financial Officer)

Date: November 6, 2020

*	The originally executed copy of this Certification will be maintained at the Administrative Sponsor’s offices and will be made available for inspection upon request.

**	The registrant is a trust and Mr. Baker is signing in his capacity as Principal Financial Officer of Exchange Traded Concepts, LLC, the Administrative Sponsor of the registrant.